EXHIBIT 5.1

June 28, 2013

Board of Directors

Ixia

26601 West Agoura Road

Calabasas, California 91302

Re:	Ixia – Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as securities counsel for Ixia, a California corporation (the “Company”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), to be filed with the Securities and Exchange Commission (the “Commission”) on June 28, 2013, in connection with the registration under the Act of a total of 11,800,000 shares (the “Shares”) of Common Stock, without par value, of the Company (“Common Stock”) consisting of (i) an additional 9,800,000 shares of Common Stock available for awards to participants under the Company’s Second Amended and Restated Ixia 2008 Equity Incentive Plan (the “2008 Plan”), and (ii) an additional 2,000,000 shares of Common Stock issuable from time to time to participants under the Company’s 2010 Employee Stock Purchase Plan, as amended (the “2010 ESPP”). The 2008 Plan and the 2010 ESPP are together referred to herein as the “Plans.”

In connection with the preparation of the Registration Statement and the proposed issuance and sale of the Shares in accordance with the Plans and the Form S-8 prospectuses to be delivered to participants in the Plans, we have examined:

1)	the Plans; and

2)	the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s Amended and Restated Articles of Incorporation and of the Company’s Bylaws, each as currently in effect, and such other corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinion hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and certificates and statements of appropriate representatives of the Company.

Based upon the foregoing and in reliance thereon and upon our review of applicable statutes and case law, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, it is our opinion that the Shares have been duly authorized and, after the Registration Statement becomes effective and after any post-effective amendment required by law is duly completed, filed and becomes effective, and when the applicable provisions of “Blue Sky” and other state securities laws shall have been complied with, and when the Shares are issued and sold in accordance with (i) the Plans and (ii) the Form S-8 prospectuses delivered or to be delivered to participants in the Plans, the Shares will be legally issued, fully paid and non-assessable.

Our opinion herein reflects only the application of the federal laws of the United States and, to the extent required by the foregoing opinion, the laws of the State of California. The opinion set forth herein is made as of the date hereof and is subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinion expressed herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

We hereby consent to the inclusion of our opinion as Exhibit 5.1 to the Registration Statement and further consent to the reference to this firm in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

We do not render any opinion except as set forth above. By your acceptance of this opinion letter, you agree that it may not be relied upon, circulated, quoted or otherwise referred to by any other person or for any other purpose without our prior written consent in each instance.

Very truly yours,

/s/ Bryan Cave LLP